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                                                                      EXHIBIT j

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Trustees and Shareholders of
AIM Tax-Exempt Funds:

We consent to the use of our reports on the AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund, AIM Tax-Exempt Bond Fund of Connecticut and AIM High Income Municipal Fund dated May 7, 1999 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.


/s/ KPMG LLP
KPMG LLP



Houston, Texas
May 22, 2000